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                                                                    EXHIBIT 5.1

                            CHOATE, HALL & STEWART
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                EXCHANGE PLACE
                                53 STATE STREET
                       BOSTON, MASSACHUSETTS 02109-2891

                           TELEPHONE (617) 248-5000
                           FACSIMILE (617) 248-4000
                                TELEX 49615860

                                                                  July 31, 1997

Innovasive Devices, Inc.
734 Forest Street
Marlborough, MA 01752-3032

Gentlemen:

  This opinion is delivered to you in connection with a registration statement on Form S-3 (the "Registration Statement") to be filed on July 31, 1997, by Innovasive Devices, Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 1,885,000 shares of Common Stock, $.0001 par value per share (the "Common Stock") of the Company. Terms not otherwise defined herein shall be deemed to have the meaning ascribed such term in the Registration Statement.

  In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

  Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Shareholders are and, when sold by the Selling Shareholders, will be, legally issued, fully paid and non-assessable.

  We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement, and to the filing and use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          CHOATE, HALL & STEWART